Proxy materials filed with the Securities and Exchange Commission must include a cover page in the form indicated below in Schedule 14A and the appropriate box on the cover page must be checked to indicate the type of filing.

Please mark up the template below for your filing.

================================================================================

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Materials

[_] Definitive Additional Statement

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    United Payors & United Providers, Inc.

               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No filing fee required

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

    (4) Proposed maximum aggregate value of transaction:
--------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                            2275 RESEARCH BOULEVARD
                           ROCKVILLE, MARYLAND 20850

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 3, 1997

  The Annual Meeting of Shareholders of United Payors & United Providers, Inc. (the "Company") will be held June 3, 1997 at the Crystal City Marriott, 1999 Jefferson Davis Highway, Arlington, Virginia 22202 at 1:30 p.m., Eastern Standard Time, for the following purposes:

  1. To elect one director to serve a term expiring at the annual meeting of shareholders in 1998 and three directors for three-year terms expiring at the annual meeting of shareholders in 2000;

  2. To approve the Company's 1996 Employee Stock Purchase Plan;

  3. To approve the Company's 1996 Stock Option Plan;

  4. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for 1997; and

  5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on April 15, 1997 will be entitled to receive notice of and to vote at the Annual Meeting.

  Shareholders are cordially invited to attend the Annual Meeting (the "Meeting") in person. Whether or not you expect to attend, WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND THEN COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. It is important that your shares be represented at the Meeting by your executed proxies should you be unable to attend the Meeting in person. Your promptness in responding will assist us to prepare for the Meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned. A list of shareholders entitled to vote at the Meeting will be available at the Company, 2275 Research Boulevard, 6th Floor, Rockville, Maryland 20850, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

Sincerely,

/s/ Joseph M. Mott
Joseph M. Mott
Secretary

April 30, 1997

                    UNITED PAYORS & UNITED PROVIDERS, INC.
                            2275 RESEARCH BOULEVARD
                           ROCKVILLE, MARYLAND 20850

                               ----------------
                                PROXY STATEMENT
                               ----------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 3, 1997

                              GENERAL INFORMATION

  This Proxy Statement is furnished to shareholders of United Payors & United Providers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on June 3, 1997 at 1:30 p.m., Eastern Standard Time, at the Crystal City Marriott, 1999 Jefferson Davis Highway, Arlington, Virginia 22202 and at any adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about April 30, 1997. The 1996 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

  At the Meeting, shareholders will be asked to vote upon: (1) the election of one director for a term expiring at the annual meeting of shareholders in 1998 and the election of three directors for three-year terms expiring at the annual meeting of shareholders in 2000; (2) approval of the Company's 1996 Employee Stock Purchase Plan; (3) approval of the Company's 1996 Stock Option Plan; (4) ratification of the selection of independent certified public accountants for 1997; and (5) such other business as may properly come before the Meeting and at any adjournments thereof.

                   VOTING SECURITIES AND SECURITY OWNERSHIP

  The close of business on April 15, 1997 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 11,558,186 shares of common stock, par value $0.01 per share (the "Common Stock").

  A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

  Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The three candidates receiving the highest number of votes for the term expiring at the annual meeting of shareholders in the year 2000 and the one candidate for the term expiring at the annual meeting of shareholders in the year 1998 will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting, either in person or by proxy and entitled to vote thereat, will be required to approve the United Payors & United Providers, Inc. 1996 Employee Stock Purchase Plan and the United Payors & United Providers, Inc. 1996 Stock Option Plan, and ratify the selection of the Company's independent certified public accountants. In determining whether these proposals have received the requisite number of affirmative votes, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

VOTING OF PROXIES

  IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AT THE MEETING AS SPECIFIED IN THE PROXY. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES REPRESENTED BY ANY PROPERLY EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS" AND "FOR" THE SPECIFIC PROPOSALS PRESENTED HEREIN.

REVOCATION OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised by written notice to the Secretary of the Company, by timely submission of a properly executed proxy bearing a later date or by voting in person at the Meeting.

SOLICITATION OF PROXIES

  The Company will bear the cost of this solicitation, including amounts paid to banks, brokers, and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

  American Stock Transfer & Trust Company has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for the Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 15, 1997, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group. Except as otherwise noted, the named shareholder had sole voting and investments power with respect to such securities. Unless indicated otherwise, the address of each of these persons is c/o United Payors & United Providers, Inc., 2275 Research Boulevard, Rockville, Maryland 20850.

                                                SHARES BENEFICIALLY OWNED
                                            ----------------------------------
           NAME OF BENEFICIAL OWNER            NUMBER            PERCENTAGE
           ------------------------            ------           --------------
   Principal Mutual Life Insurance Company
    ("Principal Mutual")(1)................   4,400,000              38.1%
   David J. Drury(2).......................   4,400,000(3)           38.1
   Thomas J. Graf(2).......................   4,400,000(3)           38.1
   Julia Lawler(2).........................   4,400,000(3)           38.1
   Kenneth J. Linde(2).....................   4,400,000(3)           38.1
   Thomas L. Blair.........................   2,235,400(4)           19.2
   Spiro A. Karadimas......................     490,000(5)            4.2
   S. Joseph Bruno.........................     487,000(6)            4.2
   Edward S. Civera........................      62,500(7)              *
   Michael C. Miller.......................      35,250(8)              *
   Joseph M. Mott..........................      11,000(9)              *
   Anthony J. Pino.........................      13,450                 *
   Michael A. Smith........................     102,900               1.1
   Bette B. Anderson.......................       6,000                 *
   William E. Brock........................       6,500                 *
   Frederick H. Graefe.....................      32,000                 *
   Wanger Asset Management L.P.............     635,000(10)           5.5
   All executive officers and directors as
    a group................................   7,882,000              67.6

--------
  *Represents less than 1.0% of the Company's Common Stock.
 (1) Principal Mutual's address is 711 High Street, Des Moines, Iowa 50392
 (2) Messrs. Drury's and Graf's and Ms. Lawler's address is c/o Principal Mutual at Principal Mutual's address.
 (3) Represents shares held of record by Principal Mutual, of which Mr. Drury is Chairman of the Board, President and Chief Executive Officer, Mr. Graf is Senior Vice President and Ms. Lawler is Director of Capital Markets. Also, Mr. Linde is President of Principal Health Care, Inc., an indirect wholly owned subsidiary of Principal Mutual.
 (4) Of Mr. Blair's shares, 2,011,100 are held jointly with his wife, 200,000 are held solely by Mr. Blair's wife and 24,300 shares are held by two companies he controls.
 (5) Of this number, 90,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Karadimas' children and 100,000 are in Mr. Karadimas' wife's name.
 (6) Of this number, 200,000 shares are held in trust under the Uniform Gift to Minors Act for Mr. Bruno's children and 98,500 shares are in Mr. Bruno's wife's name.
 (7) In connection with Mr. Civera's employment agreement, Mr. Civera was granted options to purchase 750,000 shares of the Company's Common Stock that will vest over an eight-year period. Of this amount, 62,500 shares are exercisable.
 (8) Total shares include 1,000 shares currently held and options which are exercisable for 10,000 shares.
 (9) Total shares include 2,750 shares currently held and options which are exercisable for 32,500 shares.
(10) The information with respect to Wanger Asset Management L.P. is presented in reliance to information contained in a Schedule 13G report as of December 31, 1996 as filed with the Securities and Exchange Commission. The address of Wanger Asset Management L.P. is 227 West Monroe Street, Chicago, Illinois 60606.

                      MATTERS SUBJECT TO SHAREHOLDER VOTE

1. ELECTION OF DIRECTORS

  Pursuant to the Company's Certificate of Incorporation and By-laws, the Board of Directors of the Company is divided into three classes of directors, as nearly equal in numbers as possible, serving staggered three-year terms. Effective April 1, 1997, the Board of Directors of the Company increased the number of directors constituting the whole Board from seven to nine and added Edward S. Civera and Kenneth J. Linde to the Board of Directors. Mr. Civera was made a member of the Board of Directors in connection with his employment agreement as President and Chief Operating Officer. See "Compensation Committee Report on Executive Compensation--Employment Agreements."

  The persons designated by the Board of Directors as nominees for election as directors with terms expiring at the 1998 and 2000 annual shareholders meetings are Kenneth J. Linde in 1998, and David J. Drury, William E. Brock and Edward S. Civera in 2000.

  UNLESS A CONTRARY DIRECTION IS INDICATED, IT IS INTENDED THAT PROXIES RECEIVED WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS FOR THE NOMINEE TO SERVE A TERM EXPIRING AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS AND FOR THE THREE NOMINEES TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named herein in the following table will be available for election.

  All the nominees for director, and the directors who will continue to serve after the 1997 Annual Meeting, are listed below with their principal occupations for the last five years.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 15, 1997:

                                                                        DIRECTOR
                  NAME                   AGE         POSITION            SINCE
                  ----                   ---         --------           --------
 Nominee for the term expiring in 1998:
    Kenneth J. Linde....................  50 Director................     1997
 Nominees for the term expiring in 2000:
    William E. Brock....................  67 Director................     1996
    David J. Drury......................  52 Director................     1996
                                             Director, President and
    Edward S. Civera....................  46 Chief Operating Officer.     1997
 Directors whose terms expire in 1998:
    Bette B. Anderson...................  68 Director................     1996
    Julia Lawler........................  37 Director................     1996
 Directors whose terms expire in 1999:
    Thomas L. Blair.....................  52 Chairman of the Board        1996
                                             and Chief Executive
                                             Officer.................
    Thomas J. Graf......................  48 Director................     1996
    Frederick H. Graefe.................  53 Director................     1996
 Officers who are not directors:
    S. Joseph Bruno.....................  48 Chief Financial Officer
    Spiro A. Karadimas..................  38 Vice President of
                                             Operations
    Michael C. Miller...................  48 Vice President for
                                             Marketing
    Joseph M. Mott......................  43 Secretary
    Anthony J. Pino.....................  49 President of National
                                             Health Services, Inc.
    Michael A. Smith....................  47 President of America's
                                             Health Card Services,
                                             Inc.

  Kenneth J. Linde is the President and Chief Executive Officer of Principal Health Care, Inc., an indirect wholly owned subsidiary of Principal Mutual. Mr. Linde joined Principal Mutual in 1987.

  William E. Brock currently serves as Senior Counsel and Trustee of the Center for Strategic and International Studies in Washington, D.C. From 1988 to 1994, Mr. Brock served as Chairman of the Brock Group, a consulting firm, from 1988 to 1991 as the Chairman of the National Endowment for Democracy, from 1985 to 1987 as the United States Secretary of Labor and from 1981 to 1985 as the United States Trade Representative. Mr. Brock has also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. Mr. Brock is a director of Sinclair Broadcasting Corp. and On Assignment, Inc.

  David J. Drury joined Principal Mutual in 1966 and currently serves as its Chairman of the Board, President and Chief Executive Officer. Since 1970, Mr. Drury has served as an officer of Principal Mutual in various other capacities, including Executive Vice President and Chief Actuary.

  Edward S. Civera joined the Company on April 1, 1997 as the President and Chief Operating Officer. Prior to joining the Company, Mr. Civera was a partner with Coopers & Lybrand L.L.P. , where he had been employed for 25 years.

  Bette B. Anderson currently is Vice Chairman and from 1989 through 1995 was President of Kelly Anderson & Pethick, management consultants. Ms. Anderson serves on the Board of Directors for ITT Corporation, ITT Educational Services, ITT Hartford Insurance and American Banknote Corp. She is Chairman of the United States Treasury Historical Association and the Advisory Council of the Girl Scouts of the United States of America. Previously, Ms. Anderson served as Under Secretary of the United States Department of the Treasury and prior to that was Senior Vice President in charge of credit administration for the Citizens and Southern National Bank of Savannah, Georgia.

  Julia Lawler joined Principal Mutual in 1984 and, since May 1995, has served as Director, Capital Markets of the company. Since 1993, Ms. Lawler has served as an officer of Principal Mutual in various other capacities, including Executive Advisor to the President.

  Thomas L. Blair is the founder of the Company and served as its sole director and controlling holder of its outstanding voting stock from its formation in 1995 until its public offering in 1996. He was the founder of America's Health Plan, Inc. ("AHP") in 1989 and served as its President and Chief Executive Officer from 1989 to 1992. From 1977 until 1988, Mr. Blair was a Principal of Jurgovan & Blair, Inc. which developed and managed health maintenance organizations and installed proprietary managed care systems in over sixty health maintenance organizations and other managed care entities. Jurgovan & Blair, Inc. was acquired in 1986 by a major publicly-traded insurer.

  Thomas J. Graf joined Principal Mutual in 1972 and, since 1994, has served as Senior Vice President for the company. Since 1976, Mr. Graf has served as an officer of Principal Mutual in various other capacities, including Vice President, Chief Information Officer and Chief Actuary.

  Frederick H. Graefe has been a partner with the law firm of Baker & Hostetler in Washington, D.C. since 1988, specializing in national health care policy with an emphasis on comprehensive health care reform. He serves as Washington counsel to several health care trade associations and coalitions of hospitals and physicians, manufacturers, malpractice liability insurers and health insurance companies.

  S. Joseph Bruno has been the Chief Financial Officer of the Company since September 1995 and Corporate Secretary from September 1995 to March 1997. Prior to joining the Company, Mr. Bruno was a Partner at Coopers and Lybrand L.L.P. from 1989 to 1995. From 1986 to 1989, Mr. Bruno was the Senior Vice President and Chief Financial Officer of Jurgovan & Blair, Inc. From 1971 to 1986, Mr. Bruno worked at KPMG Peat Marwick L.L.P., where he served in various capacities, including Partner in both Washington D.C. and Rome, Italy.

  Spiro A. Karadimas has 18 years of information systems and operations management experience in local government and private sector organizations. He has been with the Company since March of 1995. Prior to that, Mr. Karadimas headed the Information Systems and Operations departments at AHP. During the period of 1992 through 1994, Mr. Karadimas designed and developed all in-house and client support information systems and processes for AHP. During 1991 and 1992, Mr. Karadimas served as Director of Systems Development for Columbia Services Group, an Arlington, Virginia company.

  Michael C. Miller joined the Company in May 1996 as Vice President for Marketing. Mr. Miller has 23 years of health care management, marketing and operations experience. Prior to joining the Company, he was President and Chief Executive Officer of Biotek Solutions, a pathology instrumentation technology company, until its sale to Venture Medial Systems in early 1995. He previously served as Chief Operating Officer of Abbey Home HealthCare from 1992 to 1994. From 1991 to 1992, Mr. Miller was Senior Vice President for CareLink Home Monitoring Corporation. From 1986 to 1991, Mr. Miller was founder of Practicon Managed Care Systems, which was merged with Direct Health, Inc. in 1988, where he held the position of Marketing Vice President. From 1983 to 1986, Mr. Miller held positions of Marketing Vice President, Corporate Director and Vice President of Strategic Planning for the St. Joseph Health System.

  Joseph M. Mott joined the Company in January 1997 as the Company's General Counsel. He was appointed the Company's Corporate Secretary in March 1997. Prior to joining the Company, Mr. Mott was a partner with the law firm of Miles & Stockbridge P.C. in Rockville, Maryland, which he joined in 1988.

  Anthony J. Pino has been the President of National Health Services, Inc. since 1991. From 1991 to 1994 Mr. Pino was the President of National Group Life. From 1991 to 1996 Mr. Pino was the Executive Vice President of Pioneer Financial Services, Inc.

  Michael A. Smith joined the Company in August 1995, and is currently President of America's Health Card Services, Inc. Prior to joining the Company, Mr. Smith was Executive Vice President at Chevy Chase Bank, Chevy Chase Maryland, with responsibility for credit cards, consumer lending, marketing, branch administration and operations. During his 13 years at Chevy Chase Bank, Mr. Smith had responsibility for other areas from time to time, including human resources, property management and branch acquisitions.

MEETINGS AND COMMITTEES OF THE BOARD DIRECTORS

  The Board of Directors generally meets on a quarterly basis and may have additional meetings as needed. Subsequent to the public offering, the Board of Directors held two meetings. The only directors who attended fewer than 75% in the aggregate of the total number of meetings of the Board and committees in 1996 were David J. Drury and William E. Brock, each of whom missed one Board meeting.

  The committees of the Board of Directors consist of an Audit Committee, a Nominating Committee, and a Compensation Committee.

  Audit Committee. The Audit Committee recommends to the Board of Directors the annual appointment of independent certified public accountants with whom the committee reviews the audit fees, scope, and timing of the audit, the adequacy of internal controls, and any other services rendered. The Audit Committee is comprised of Mr. Graefe, Ms. Lawler, and Mr. Brock and held one meeting during fiscal year 1996.

  Compensation Committee. The Compensation Committee reviews and recommends the compensation and bonuses of the executives of the Company. The Compensation Committee also will administer the Company's (i) 1996 Stock Option Plan, and (ii) the 1996 Employee Stock Purchase Plan. The Compensation Committee is comprised of Messrs. Graefe, Graf and Ms. Anderson and held one meeting during fiscal year 1996.

  Nominating Committee. The Company's Nominating Committee appointed by the Board of Directors will consider all suggestions for nominees to the Board of Directors which are timely received in proper written form. To be in proper written form, a stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate as a director, all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the corporation which are beneficially owned by such stockholder.

DIRECTORS' COMPENSATION

  Directors who are not affiliated with the Company each receive a fee of $2,500 per Board of Directors meeting attended, plus travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. The directors from Principal Mutual and Principal Health Care, Inc. receive no fees and are reimbursed only for their travel and incidental expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules issued thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Based on copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that, during 1996, all of its executive officers and directors complied with the requirements of Section 16(a).

2.PROPOSAL TO APPROVE THE UNITED PAYORS & UNITED PROVIDERS, INC.
  1996 EMPLOYEE STOCK PURCHASE PLAN

  On October 31, 1996, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 1996 Employee Stock Purchase Plan. The purpose of the Company's 1996 Employee Stock Purchase Plan is to provide full-time employees of the Company with an incentive to invest in Company Common Stock. By encouraging such investment, the Company can align the interests of the employees with those of the stockholders and focus employees on performance that will enhance stockholder value. The total number of shares of Common Stock which will be made available for purchase is 350,000.

  As of the date of adoption of the Company's 1996 Employee Stock Purchase Plan, there were approximately 170 employees who were eligible to participate in the Company's 1996 Employee Stock Purchase Plan based on the one-year service eligibility requirement. Adoption of the Company's 1996 Employee Stock Purchase Plan is an essential element of the Company's existing and ongoing compensation policy. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN.

  An eligible employee may elect to participate in the 1996 Employee Stock Purchase Plan at any Offering Period (as hereinafter described). The 1996 Employee Stock Purchase Plan provides for two six-month Offering Periods each year beginning on the first trading day on or after the first day of January and July of each year. The first Offering Period will commence on July 1, 1997, and end on December 31, 1997. To participate in the 1996 Employee Stock Purchase Plan an employee must complete an enrollment and payroll deduction authorization form provided by the Company which indicates the amounts to be deducted from his or her salary and applied to the purchase of Common Stock on the Share Purchase Date (as hereinafter defined). The payroll deduction must be within limits set by the Company and limits imposed by the Internal Revenue Code.

  A payroll deduction account will be established for each participating employee by the Company and all payroll deductions made on behalf of each employee will be credited to each such employee's respective payroll deduction account. On the last trading day of each Offering Period or such other date as the Compensation Committee shall designate (the "Share Purchase Date") the amount credited to each participating employee's payroll deduction account will be applied to purchase as many whole Shares as may be purchased with such amount at the applicable purchase price.

  The purchase price for Shares purchased from the Plan will be 85% of the lower of the closing prices of shares of Common Stock on the Nasdaq National Market on the first or last trading day of the applicable Offering Period. Employees may purchase Shares through the Employee Stock Purchase Plan only by payroll deductions. Stock purchased by the Plan for employees will be purchased from the Company from its Treasury Stock or, if no Treasury Stock is available and the Plan is continued, by an independent agent appointed for such purpose on the open market or otherwise from executive officers. The Company will pay all expenses of the Plan, including any brokerage fees for the purchase of the Common Stock and the difference between the market price and the price paid by the participating employees if shares are purchased on the open market.

  The Board of Directors of the Company may amend, suspend or terminate the 1996 Employee Stock Purchase Plan at any time; provided, however, that no amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by stockholders if such stockholder approval is required for the 1996 Employee Stock Purchase Plan to continue to comply with the requirements of Section 423 of the Internal Revenue Code.

  The 1996 Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code. As a result, an employee participant will pay no federal income tax upon enrolling in the purchase plan or upon purchase of the Shares. A participant may recognize income and/or gain or loss upon the sale or other disposition of Shares purchased under the plan, the amount and character of which will depend on whether the Shares are held for two years from the first day of the Offering Period, and one year after the transfer of the Shares to the plan participant.

  If the participant sells or otherwise disposes of the Shares before the expiration of the holding period, the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the market price of the Shares on the date of purchase over the purchase price and the Company will be entitled to a tax deduction for the same amount.

  If the participant sells or otherwise disposes of the Shares after the expiration of the holding period, the participant will recognize ordinary income at that time in an amount equal to the lesser of (i) the excess of the market price of the Shares on the first day of the Offering Period over the Purchase Price, or (ii) the excess of the market price of the Shares at the time of disposition over the purchase price. Any further gain would be taxed as a capital gain. The Company will not be entitled to any tax deduction with respect to Shares purchased under the plan if the Shares are held for the requisite two-year period.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING AND ENTITLED TO VOTE ON THE PLAN IS REQUIRED FOR APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN. ABSTENTIONS WILL COUNT AS A VOTE AGAINST THE PROPOSAL, AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE PROPOSAL.

3.PROPOSAL TO APPROVE THE UNITED PAYORS & UNITED PROVIDERS, INC.
  1996 STOCK OPTION PLAN

  On October 31, 1996, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 1996 Stock Option Plan. The purpose of the Company's 1996 Stock Option Plan is to offer certain present and future key employees, outside directors and consultants a favorable opportunity to become holders of Common Stock, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company. The total number of shares of Common Stock issuable over the term of the Company's 1996 Stock Option Plan may not exceed 1,550,000 shares of Common Stock.

  As of the date of adoption of the Company's 1996 Stock Option Plan, there were approximately 260 employees who were eligible to participate in the Company's 1996 Stock Option Plan. Adoption of the Company's 1996 Stock Option Plan is an essential element of the Company's existing and ongoing compensation policy. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S 1996 STOCK OPTION PLAN.

  The Plan authorizes the granting of awards in the form of (i) options to purchase Common Stock which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company), referred to as "Incentive Stock Options"; (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "Non-statutory Stock Options"; and (iii) limited rights (discussed below) which are exercisable only upon a change in control of the Company (as defined in the Plan) that is not accounted for as a "pooling of interest" ("Limited Rights"). Incentive Stock Options may only be granted to employees. Non-statutory Stock Options may be granted to employees, outside directors and consultants.

  Under the terms of the Company's 1996 Stock Option Plan, on or after October 31, 1996, the Board of Directors or the Compensation Committee of the Board of Directors of the Company, consisting of two or more directors, may grant options under the Plan, subject to stockholder approval of the Plan. Certain such options were granted after October 31, 1996. The price at which shares of Common Stock may be purchased pursuant to the options granted and the term of exercise of the options granted will be determined by the Board of Directors or the Compensation Committee in its discretion on a case-by-case basis. Each option will be for a term of not more than twelve years (ten years for incentive stock options) from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

  The following table sets forth certain information with respect to stock options granted under the Company's 1996 Stock Option Plan as of April 15, 1997:

                                                      NUMBER OF
                                                      SECURITIES   VALUE OF
                                                      UNDERLYING    SHARES
                                          EXERCISE     OPTIONS     CURRENTLY
            NAME AND POSITION               PRICE      GRANTED   EXERCISABLE(1)
            -----------------             --------    ---------- -------------
   Edward S. Civera...................  $        6.00   250,000    $226,562
    President and Chief Operating               12.00   250,000      39,062
     Officer                                    18.00   250,000         --

   Michael C. Miller..................          11.00   260,000      73,125
    Vice President of Marketing
   Anthony J. Pino....................          14.00    50,000         --
    President of National Health
     Services, Inc.
   Joseph M. Mott.....................          11.00    10,000      22,500
    General Counsel and Secretary
   All executive officers, as a group.   6.00 - 18.00 1,070,000     361,249
   All other employees, as a group....  11.00 - 12.50   130,000     191,936

--------
(1) The closing price per share of the Common Stock on the Nasdaq National Market on April 15, 1997 of $13.25 minus the exercise price multiplied by the number of shares underlying the options for the shares currently exercisable.

  The Compensation Committee, in its discretion, may provide at the date of grant for another time or times of exercise or accelerate the exercisability of any such option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate. In addition, the Compensation Committee may, at any time prior to the expiration or termination of an option previously granted, extend the term of such option for an additional period as it shall, in its discretion, determine (but only insofar as the aggregate option period with respect to an option does not exceed twelve years). Furthermore, it is intended that any such modifications will comply with the rule in Section 424 of the Internal Revenue Code regarding Incentive Stock Options.

  Upon exercise of an option under the Company's 1996 Stock Option Plan, the exercise price for the purchased shares will be immediately payable in cash, by check, or in such other legally permissible form acceptable to the Company, no later than 15 business days after the date of exercise of the option, if applicable, or, if approved by the Compensation Committee, in shares of Common Stock valued at fair market value on the date of exercise, or by a combination of these methods. An option may be exercised only if the closing sale price per share of Common Stock on the date of exercise on the primary stock market upon which Common Stock is traded is equal to or greater than the option price.

  Options are not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order, and, during the optionee's lifetime, the option may be exercised only by such optionee.

  Generally, options granted under the Company's 1996 Stock Option Plan terminate if the optionee's employment terminates for any reason other than death, disability or retirement. Under appropriate circumstances, the Company may permit outstanding options to be exercised for a period after termination of employment but in no event after the expiration date of the option. In the event of the optionee's death or disability or retirement, the optionee's estate or the person inheriting the option will have three years (or such longer period as the Compensation Committee may prescribe) after the date of the optionee's death, disability or retirement to exercise the option in full, but under no circumstances may the option be exercised after the specified expiration of the option term. It is intended that any option rights granted after termination of employment for any reason will comply with Section 422 of the Internal Revenue Code with respect to Incentive Stock Options.

  If any option granted under the Company s 1996 Stock Option Plan expires or is terminated or cancelled unexercised as to any shares of Common Stock, such released shares may again be optioned (including a grant in substitution for a cancelled option).

  In the event any change is made to the Common Stock issuable under the Company's 1996 Stock Option Plan (by reason of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization or other change in the capitalization of the Company), appropriate adjustments will be made as necessary to (i) the aggregate number of shares of Common Stock and/or the kind of securities available for issuance under the Company's 1996 Stock Option Plan, (ii) the number of shares of Common Stock and/or the kind of securities to be made the subject of each subsequent grant, (iii) the exercise price, and (iv) the number of shares of Common Stock and/or the kind of securities purchasable under each outstanding option and the exercise price payable per share so that no dilution or enlargement of benefits will occur under such option.

  Upon exercise of Limited Rights in the event of a change in control that is not accounted for as a "pooling of interests," the optionee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. Payments will be less any applicable tax withholding required under the plan.

  The Board of Directors may amend or discontinue the Company's 1996 Stock Option Plan at any time.

  An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least two years from the date the option was granted and one year from the date the option was exercised. If the holding period is satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long term capital gains rates as a result of the grant or exercise of Incentive Stock Options, assuming the holding period is met.

  In the case of the exercise of a non-statutory stock option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event shares received through the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding period (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a non-statutory stock option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

  The Company's 1996 Stock Option Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy and entitled to vote thereon. If the Company's 1996 Stock Option Plan is so approved, it will become effective as of the date of its adoption by the Board of Directors. Any options granted on or after the effective date and prior to stockholder approval will be cancelled and void if the Company's 1996 Stock Option Plan is not approved by the stockholders. The Company's 1996 Stock Option Plan will terminate on the date that all shares available for issuance under the plan are issued or cancelled pursuant to the exercise or cancellation of options granted under such plan.

  THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING AND ENTITLED TO VOTE ON THE PLAN IS REQUIRED FOR APPROVAL OF THE 1996 STOCK OPTION PLAN. ABSTENTIONS WILL COUNT AS A VOTE AGAINST THE PROPOSAL, AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE PROPOSAL.

4. RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors, in accordance with the recommendation of the Audit Committee of the Company's Board of Directors, has selected, subject to ratification by the shareholders, Coopers & Lybrand L.L.P., independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for 1997. Coopers & Lybrand L.L.P. has audited the Company's financial statements since 1995.

  The Company expects representatives of Coopers & Lybrand L.L.P. to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if so desired.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1997.

5.OTHER MATTERS

  The Board of Directors knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and non-cash compensation for each of the last two fiscal years ended December 31, 1996 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                                                         OTHER     RESTRICTED    SECURITIES              ALL
                                                         ANNUAL      STOCK       UNDERLYING   LTIP      OTHER
        NAME AND         YEAR  SALARY      BONUS      COMPENSATION  AWARD(S)    OPTIONS/SARS PAYOUTS COMPENSATION
   PRINCIPAL POSITION    ---- --------    --------    ------------ ----------   ------------ ------- ------------
Thomas L. Blair......... 1996 $115,998(1) $106,457(1)     --            --          --         --      $ 46,546(2)
 Chairman of the Board,  1995      -- (1)      --         --            --          --         --       603,345(2)
 President and Chief
 Executive Officer
Spiro A. Karadimas...... 1996  150,000         --         --            --          --         --        45,911(3)
 Vice President for
 Operations              1995   83,333         --         --        $55,000(4)      --         --        10,834(5)
S. Joseph Bruno......... 1996  240,000         --         --            --          --         --        58,619(7)
 Vice President, Chief   1995   70,000(6)      --         --         55,000(4)      --         --        35,000(7)
 Financial Officer and
 Secretary
Michael C. Miller....... 1996   83,333         --         --            --          --         --           --
 Vice President for      1995      --          --         --            --          --         --           --
 Marketing
Michael A. Smith........ 1996  145,667(8)      --         --            --          --         --           --
 President of AHCS       1995   16,782         --         --         14,000(9)      --         --         7,500(10)

-------
 (1) Thomas L. Blair neither requested nor accepted any compensation from the Company during 1995. For 1996, Mr. Blair received a total of $115,998 as compensation; $49,998 from the Company; and $66,000 from Initial Managers & Investors, Inc. ("IM&I"), an entity owned by Mr. Blair which was contributed to and then merged with the Company. In addition, the bonus reflects Mr. Blair's receipt in April 1997 of 1% of the Company's after-tax profit for the year pursuant to the terms of his employment agreement.
 (2) Consists of payments from IM&I to Thomas L. Blair, the Chief Executive Officer, President and sole stockholder of IM&I prior to his contribution of IM&I to the Company for 1995, and for 1996 includes life insurance of $24,297 and automobile of $22,249.
 (3) Includes life insurance of $7,666 and automobile of $11,643 through the Company and $26,602 paid by IM&I.
 (4) Shortly after the formation of the Company, in January 1995, Mr. Blair gave shares of Common Stock of the Company to approximately 40 individuals or family groups. Such gifts included 490,000 shares each to Messrs. Bruno and Karadimas, including other members of their immediate families, and were considered by the parties as private and personal gifts based on their long-term friendships and personal relationships. Subsequently Messrs. Bruno and Karadimas joined the Company as executive officers. Therefore, while the Company does not consider and has not treated, other than for accounting purposes, such gifts to Messrs. Bruno and Karadimas as compensation, the Company has treated such gifts, for accounting purposes, as non-cash compensation expense and has reported an aggregate of $110,000 in 1995 for such expense.
 (5) Consists of compensation paid to Mr. Karadimas from IM&I.
 (6) Represents salary for 1995.
 (7) Consists of consulting fees paid by the Company to Mr. Bruno prior to his becoming a salaried employee of the Company in 1995. In 1996 includes life insurance of $12,710, automobile of $9,523, and $36,386 deferred compensation from 1995.
 (8) Effective November, 1996, Mr. Smith's compensation is $24,000. In addition, Mr. Smith is advanced $13,000 per month in the form of a loan (collateralized by shares of the Company's common stock held by Mr. Smith).
 (9) Represents the non-cash compensation expense recorded by the Company, for accounting purposes, for 128,000 shares of Common Stock given to Mr. Smith by Mr. Blair as part of the inducement for Mr. Smith to become President of AHCS.
(10) Consists of consulting fees paid by the Company to Mr. Smith prior to his becoming a salaried employee of the Company.

STOCK OPTION AND STOCK PURCHASE PLAN

  All executive officers, with the exception of Thomas L. Blair, Chief Executive Officer, may participate in the Company's 1996 Stock Option and 1996 Employee Stock Purchase Plans. During the fiscal year ended December 31, 1996, no stock options were awarded to any of the named executive officers of the Company.

CERTAIN TRANSACTIONS

  During 1996, the Company repaid a demand note payable to Thomas L. Blair in the amount of $3,700,000 plus accrued interest of five percent. Also during 1996, the Company utilized, for corporate business purposes, the services of a corporate jet owned by a principal stockholder of the Company. The amount paid by the Company for these services was approximately $153,000.

  During 1996, the Company accessed the provider network of an entity indirectly owned by Principal Mutual for certain claims transactions without any payment except to the extent necessary to cover costs under certain sharing arrangements the entity has with other provider networks.

  During 1996, Principal Mutual became a payor client of the Company. Approximately $80,000 of the Company's provider network revenue was derived from its contract with Principal Mutual.

  During 1996, the Company purchased medical and life insurance from Principal Mutual. Amounts paid to Principal Mutual in 1996 approximated $180,000. Commencing in 1997, Principal Mutual will administer the Company's 401(k) plan.

  In December 1996, Thomas L. Blair and an affiliate of Principal Mutual who beneficially hold shares in the Company's stock aggregating approximately 57%, formed and funded a new entity to pursue the development and marketing of new products and services for the health care industry.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Under rules established by the Securities and Exchange Commission ("SEC"), United Payors & United Providers, Inc. (the "Company") is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and other executive officers. The disclosure requirements for the CEO and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors (the Committee ) has prepared the following report for inclusion in this proxy statement.

 General

  Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and thus shareholder value by aligning the financial interests of the Company's executive officers with those of the shareholders.

  The Compensation Committee of the Board of Directors of the Company is directly responsible for establishing the compensation levels and benefits for the CEO of the Company. With respect to the other officers, the CEO of the Company recommends compensation levels and other incentives to the Committee. The Committee ultimately has the final decision. The Committee consists of Bette Anderson, Thomas Graf, and Frederick Graefe, who are all outside directors.

 Compensation Policies

  In furtherance of the Company's goals, and to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities, compensation for the executive officers, as well as other management and employees consist of three major components: base salary, discretionary bonus awards, and long-term incentive compensation in the form of discretionary stock options.

 Base Salaries

  In determining salary levels, the Committee considers the entire compensation package plans of the executive officers, including the equity compensation provided under the Company's stock plans. Salary levels are intended to be consistent with industry standards and each executive's level of responsibility. Although the Committee's decisions are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

 Bonus Awards

  In determining bonus awards, the Committee considers the entire compensation package of the executive officers. As discussed under Base Salaries, bonus awards are intended to be consistent with other companies in the industry and each executive officer's level of responsibility. Although the Committee's decisions are discretionary and no specific formula is used for decision making, the bonus awards are aimed to reflect the overall financial performance of the Company including the achievement of the revenues and net income goals and the performance of the individual executive officer. The only bonus award made for the year ended December 31, 1996 was to the CEO (refer to Compensation of the Chief Executive Officer below)

 Long-Term Incentive Compensation

  The Board of Directors has adopted, subject to stockholder approval, the United Payors & United Providers, Inc. 1996 Stock Option Plan, under which executive officers and other employees may receive grants and awards. The Compensation Committee believes that stock ownership is a significant incentive in building shareholder wealth and aligning the interests of employees and shareholders. Mr. Blair, the Chief Executive Officer of the Company, has excluded himself from participation in the Company's plan. During 1996, no grants or awards were made to any of the named executive officers.

 Compensation of the Chief Executive Officer

  Thomas Blair neither requested nor accepted any compensation from the Company during 1995. For 1996, Mr. Blair received a total of $115,998 as compensation; $49,998 from the Company; and $66,000 from Initial Managers & Investors, Inc. ("IM&I"), entity owned by Mr. Blair which was contributed to and then merged with the Company. In accordance with Mr. Blair's employment contract, he will also receive 1% of the Company's after-tax profit, which is reflected as a bonus in the compensation table.

 Employment Agreements

Thomas Blair, Joseph Bruno, Spiro Karadimas, and Michael Smith entered into employment agreements with the Company. The employment agreements, which are substantially similar for each of the four executives, provide for two-year terms, covenants not to compete, and severance arrangements. Mr. Blair's salary, pursuant to his employment agreement, shall be no less than $50,000 per year plus one percent of the Company's annual after-tax profits. The base salaries are $200,000 and $250,000, respectively, for Messrs. Karadimas and Bruno. Mr. Smith's compensation is currently $2,000 per month plus cash advances of $13,000 per month in the form of a loan (collateralized by shares of the Company's common stock held by Mr. Smith). Base salary may be increased by the Company's Board of Directors, in the case of Mr. Blair, and by the Company's President, in the case of Messrs. Karadimas, Bruno and Smith. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, other fringe benefits applicable to executive personnel and reimbursement of reasonable expenses incurred in promoting the business of the Company.

  The Committee reviewed and approved a five-year employment agreement with Edward S. Civera, as President and Chief Operating Officer effective April 1, 1997. The agreement provides for an annual base salary of $350,000 and a bonus arrangement of 1% of the Company's after-tax profits. In addition, Mr. Civera will receive options to purchase 750,000 shares of the Company's common stock that will vest over an eight-year period and a funded retirement benefit in the form of vested trust arrangements that will be earned over a five-year period. Mr. Civera's agreement contains benefit provisions related to a change in control of the Company's ownership and he will be nominated as a member of the Board of Directors.

                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

March 18, 1997                            Bette B. Anderson, Chairperson
                                          Thomas J. Graf
                                          Frederick H. Graefe

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the index for companies whose equity securities are traded on the Nasdaq National Market and the index for the Nasdaq Health Services Stocks, for the period July 2, 1996 (date of initial public offering) to December 31, 1996. The initial public offering price of the Company's Common Stock was $11.00 and the average between the bid and asked price at December 31, 1996 was $13.50. The graph was derived from data for only a limited period of time and, as a result, may not be indicative of possible future performance of the Company's Common Stock.


                             [CHART APPEARS HERE]


                                            7/02/96   9/30/96   12/31/96
                                            -------   -------   --------
United Payors & United Providers, Inc.      100.00    110.23     122.73
Nasdaq National Market                      100.00    103.56     108.65
Nasdaq Health Service Stock                 100.00     99.62      88.10

Notes:
------
A. The lines represent quarterly index levels.
B. If the quarterly interval, based on the fiscal year end, is not a trading day, the preceding day is used.
c. The index level for all series was set to $100.00 on July 2, 1996.

                          DEADLINE FOR SUBMISSION OF
                  1998 STOCKHOLDER PROPOSALS AND NOMINATIONS

  In order for stockholder proposals to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1998, they must be received by the Company at its principal executive offices by December 31, 1997.

                                           By Order of the Board of Directors

                                                   /s/ Joseph M. Mott
                                                     Joseph M. Mott
                                                        Secretary

April 30, 1997


--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING.
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, ALL STOCKHOLDERS ARE URGED
 TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR
 STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                    UNITED PAYORS & UNITED PROVIDERS, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                                 June 3, 1997

                                   1:30 p.m.

  The undersigned hereby appoints Thomas L. Blair, S. Joseph Bruno and Joseph M. Mott or any one or more of them acting in the absence of others, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of Common Stock of United Payors & United Providers, Inc. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on June 3, 1997, at 1:30 p.m., at The Crystal City Marriott, 1999 Jefferson Davis Highway, Arlington, Virginia 22202, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting, as follows:

                 (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------

[ARROW                                                                  [ARROW
POINTING                                                                POINTING
DOWNWARD                                                                DOWNWARD
APPEARS                                                                 APPEARS
HERE]           Please Detach and Mail in the Envelope Provided         HERE]
--------------------------------------------------------------------------------

 A [X] Please mark your   +                                         +
       votes as in this   +                                         +
       example                                                      +
                                                                     +++++++


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED
                  AND "FOR" EACH OF THE PROPOSALS PRESENTED.

1. The election as directors of all nominees listed for the following terms
   (except as marked to the contrary below).      FOR      VOTE WITHHELD
                                                  [_]           [_]

   Nominees: Kenneth J. Linde, for a term expiring in 1998;
             David J. Drury, for a term expiring in 2000;
             William E. Brock, for a term expiring in 2000; and Edward S. Civera, for a term expiring in 2000.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

________________________________________________


                                                      FOR     AGAINST    ABSTAIN
2. The approval of the United Payors & United         [_]       [_]        [_]
   Providers, Inc. 1996 Employee Stock Purchase
   Plan

3. The approval of the United Payors & United         [_]       [_]        [_]
   Providers, Inc. 1996 Stock Option Plan

4. The ratification of the appointment of Coopers     [_]       [_]        [_]
   & Lybrand L.L.P. independent certified public accountants of United Payors & United
   Providers, Inc. for 1997.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees listed and "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will by voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated April 30, 1997 and of the Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

___________________________  _________________________  Dated:____________, 1997
Signature of SHAREHOLDER     Signature of SHAREHOLDER

NOTE: Please sign exactly as your name appears of this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.